Exhibit 15






May 4, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We  are  aware that our report dated May 4, 2001 on our reviews
of   interim   financial  information   of   UniSource   Energy
Corporation  (the  Company) and Tucson Electric  Power  Company
(TEP) as of and for the period ended March 31, 2001 and included in the Company's and TEP's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Registration Statements on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309, 333-53333 and 333-
53337), on Form S-3 (Nos. 333-31043 and 333-93769), and on Form
S-4 (No. 333-60809) and in TEP's Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-65143).

Very truly yours,



PriceWaterhouseCoopers LLP